FOR IMMEDIATE RELEASE	Monday, May 7, 2018

Gannett Reports First Quarter Results
Strong Improvement in Digital Advertising Revenues

McLean, VA - Gannett Co., Inc. (NYSE: GCI) ("Gannett" or "company" or "we" or "our") today reported first quarter 2018 financial results for the period ended March 31, 2018. Our first quarter 2018 comprised 90 days, one less day (Sunday) than our first quarter 2017.

"We are pleased with the momentum we saw this quarter in digital advertising revenues, which reached 43.6% of total advertising revenues in the quarter," said Robert J. Dickey, president and chief executive officer. "Overall, first quarter results were ahead of our expectations driven by solid growth in digital advertising revenues, especially within the digital marketing services category."

"We also experienced lower than expected costs in the quarter primarily driven by favorable savings in compensation and benefits," said Ali Engel, senior vice president and chief financial officer. "This quarter's strong results are a testament to our continued focus on efficiencies to drive steady cash flow, while also investing for our future. Finally, we were pleased to complete a $200 million convertible debt financing in early April that provides us continued flexibility to execute on our strategic transformation."

First Quarter 2018 Consolidated Results

•	Operating revenues were $723.0 million, compared to $773.5 million in the first quarter of 2017.

•	Favorable changes in foreign currency exchange rates benefited revenues by $7.5 million.

•
Same store, day adjusted (1) operating revenues declined 7.2%, an improvement compared to the 8.8% decline in the fourth quarter of 2017. The improvement was due to stronger digital advertising revenue and our strategic subscriber pricing initiatives.

•	Total digital revenues increased 9% to $255.5 million, or approximately 35% of total revenue.

•	GAAP net losses were $0.4 million, including $14.4 million of after-tax restructuring, asset impairment charges and other costs.

•	Adjusted EBITDA (2) totaled $55.1 million compared to $69.7 million in the first quarter of 2017.

First Quarter 2018 Publishing Segment

•	Publishing segment operating revenues were $638.7 million compared to $694.9 million in the first quarter of 2017. On a same store, day adjusted basis, segment revenues declined 8.6%.

•
Same store, day adjusted print advertising revenues declined 17.2% year-over-year, an improvement from the 18.5% decline in the fourth quarter of 2017. The improvement reflects the benefit from an earlier Easter and a revenue lift associated with the redesign of our obituary sections.

•
Digital advertising revenues increased 7.3% to $101.5 million compared to the prior year quarter. On a same store, day adjusted basis, digital advertising revenues increased 5.5%, a strong improvement from the 0.7% gain in the fourth quarter.

◦	Digital marketing services advertising revenues of $17.1 million rose 44.3%, on a same store, day adjusted basis, driven by higher client counts and higher average revenue per client.

◦	Digital media advertising revenues of $64.4 million rose 6.2%, on a same store, day adjusted basis, due to strong growth in both on- and off-platform revenues.

◦	Digital classified advertising revenues of $20.0 million fell 16.2%, on a same store, day adjusted basis, largely reflecting expected declines in the challenged employment category.

•
Same store, day adjusted circulation revenues fell 5.1% from the prior year quarter, an improvement from the 6.7% decline in the fourth quarter of 2017 reflecting our full access subscriber pricing initiatives, offset by expected declines in single copy.

•	Digital-only subscriber volumes grew 51.0% year-over-year and now total approximately 382,000.

•	Publishing segment Adjusted EBITDA was $77.8 million compared to $91.7 million in the prior year quarter.

First Quarter 2018 ReachLocal Segment

•	Operating revenues were $96.5 million, up 24.4% year-over-year.

◦	The increase was attributable to the migration of Gannett clients onto the ReachLocal platform, the addition of SweetIQ, and organic growth in North America and Latin America.

•	Adjusted EBITDA was $6.2 million, nearly doubling from the year ago level and representing a 6.4% margin as compared to 4.1% in the first quarter of 2017.

◦	Improved profitability in the quarter was driven by solid growth in average revenue per client due to more successful cross-selling and the migration of Gannett clients onto the ReachLocal platform.

First Quarter 2018 Cash Flow

•	Net cash flow from operating activities was approximately $65.2 million compared to $31.4 million in the prior year quarter.

•	Capital expenditures were approximately $13.5 million, primarily for product development, technology investments, and maintenance projects.

•	The company paid dividends of $18.1 million; there were no share repurchases.

•	As of the end of the first quarter, the company had a cash balance of $145.9 million and $305.0 million drawn on its revolver, or net debt of $159.1 million.

◦	At the beginning of May, the company's revolver balance had been reduced to $40.0 million with proceeds from its $201.3 million convertible note offering and cash on hand.

Outlook

For 2018, the company reiterates the following:

•	Consolidated revenues of $2.93-3.03 billion.

•	Consolidated Adjusted EBITDA outlook of $330-340 million.

•	Capital expenditures of $65-75 million.

•	Depreciation and amortization of $140-150 million, excluding accelerated depreciation related to facility consolidations.

•
The non-operating cost associated with our pension plans, recorded in other non-operating items, is currently estimated to be a credit of $5-10 million as compared to an expense of $21 million in 2017.

•	An effective tax rate of 25-27%.

1 The company defines same store, day adjusted revenue as same store revenue assuming 2017 first quarter results only had 90 days.

[2]
The company defines adjusted EBITDA as earnings before income taxes, interest expense, equity income, other non-operating items, restructuring costs, acquisition-related expenses, asset impairment charges, depreciation, amortization and other items. Because of the variability of these and other items as well as the impact of future events on these items, management is unable to reconcile without unreasonable effort the company's forecasted range of adjusted EBITDA for the full year to a comparable GAAP range.

* * * *

Conference Call Information

The company will hold a conference call at 10:00 a.m. ET today to discuss its first quarter results. The call can be accessed via a live webcast through the company's investor site, http://investors.gannett.com/, or listen-only conference lines. U.S. callers should dial 855-462-1958 and international callers should dial 503-343-6635 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 4367227. A conference call replay will be available through June 5, 2018. U.S. callers should dial 855-859-2056 and international callers should dial 404-537-3406.

Forward Looking Statements

This press release contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things:

•	our ability to achieve our strategic transformation;

•	an accelerated decline in general print readership and/or advertiser patterns as a result of competitive alternative media or other factors;

•	an inability to adapt to technological changes or grow our digital businesses;

•
risks associated with the operation of an increasingly digital business, such as rapid technological changes, frequent new product introductions, declines in web traffic levels, technical failures and proliferation of ad blocking technologies;

•	macroeconomic trends and conditions;

•	competitive pressures in the markets in which we operate;

•	increases in newsprint costs over the levels anticipated or declines in newsprint supply;

•	potential disruption or interruption of our IT systems due to accidents, extraordinary weather events, civil unrest, political events, terrorism or cyber security attacks;

•	variability in the exchange rate relative to the U.S. dollar of currencies in foreign jurisdictions in which we operate;

•
risks and uncertainties related to strategic acquisitions or investments, including distraction of management attention, incurrence of additional debt, integration challenges, and failure to realize expected benefits or synergies or to operate businesses effectively following acquisitions;

•
risks and uncertainties associated with our ReachLocal segment, including its significant reliance on Google for media purchases, its international operations and its ability to develop and gain market acceptance for new products or services;

•	our ability to protect our intellectual property or defend successfully against infringement claims;

•	our ability to attract and retain employees;

•	labor relations, including, but not limited to, labor disputes which may cause business interruptions, revenue declines or increased labor costs;

•	risks associated with our underfunded pension plans;

•
adverse outcomes in litigation or proceedings with governmental authorities or administrative agencies, or changes in the regulatory environment, any of which could encumber or impede our efforts to improve operating results or the value of assets;

•
volatility in financial and credit markets which could affect the value of retirement plan assets and our ability to raise funds through debt or equity issuances and otherwise affect our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

•	risks to our liquidity related to the redemption, conversion and similar features of our convertible notes; and

•	other uncertainties relating to general economic, political, business, industry, regulatory and market conditions.

A further description of these and other important risks, trends, uncertainties and other factors is provided in the company’s filings with the U.S. Securities and Exchange Commission, including the company’s annual report on Form 10-K for fiscal year 2017. Any forward-looking statements should be evaluated in light of these important risk factors. The company is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release also contains a discussion of certain non-GAAP financial measures that the company presents to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the tables accompanying this press release.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 110 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

For investor inquiries, contact:	For media inquiries, contact:
Stacy Cunningham	Amber Allman
VP, Financial Planning & Investor Relations	Vice President, Corporate Events & Communications
703-854-3168	703-854-5358
investors@gannett.com	aallman@gannett.com
or
Brinlea Johnson
The Blueshirt Group
investors@gannett.com

# # #

CONSOLIDATED STATEMENTS OF INCOME (LOSS) Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1

	Three months ended
	March 31, 2018	March 26, 2017

Operating revenues:
Advertising	$399,525	$435,515
Circulation	266,586	283,286
Other	56,840	54,656
Total operating revenues	722,951	773,457

Operating expenses:
Cost of sales and operating expenses	456,984	499,718
Selling, general and administrative expenses	212,999	209,560
Depreciation and amortization	40,252	46,817
Restructuring costs	9,299	12,551
Asset impairment charges	3,756	3,778
Total operating expenses	723,290	772,424
Operating income (loss)	(339)	1,033

Non-operating expenses:
Interest expense	(4,478)	(4,255)
Other non-operating items, net	4,311	(3,887)
Total non-operating expenses	(167)	(8,142)

Loss before income taxes	(506)	(7,109)
Benefit for income taxes	(129)	(5,030)
Net loss	$(377)	$(2,079)

Loss per share - basic	$(0.00)	$(0.02)
Loss per share - diluted	$(0.00)	$(0.02)

Weighted average number of common shares outstanding:
Basic	112,756	113,495
Diluted	112,756	113,495

.

SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 2

	Three months ended
	March 31, 2018	March 26, 2017

Operating revenues:
Publishing	$638,660	$694,924
ReachLocal	96,488	77,565
Corporate and Other	1,976	968
Intersegment eliminations	(14,173)	—
Total	$722,951	$773,457

Adjusted EBITDA:
Publishing	$77,758	$91,664
ReachLocal	6,209	3,146
Corporate and Other	(28,899)	(25,129)
Total	$55,068	$69,681

Depreciation and amortization:
Publishing	$26,289	$33,425
ReachLocal	8,513	7,875
Corporate and Other	5,450	5,517
Total	$40,252	$46,817

Capital expenditures:
Publishing	$4,109	$9,496
ReachLocal	3,508	3,686
Corporate and Other	5,931	1,858
Total	$13,548	$15,040

SAME STORE REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 3

	Three months ended
	March 31, 2018	March 26, 2017	% Change

Reported revenue	$722,951	$773,457	(6.5%)
Acquired revenues	(11,181)	—	***
Currency impact	(7,507)	—	***
Day-adjusted impacts	—	(14,612)	***
Same store revenue	$704,263	$758,845	(7.2%)

Reported advertising revenue	$399,525	$435,515	(8.3%)
Acquired revenues	(4,794)	—	***
Currency impact	(4,970)	—	***
Day-adjusted impacts	—	(8,435)	***
Same store advertising revenue	$389,761	$427,080	(8.7%)

Reported circulation revenue	$266,586	$283,286	(5.9%)
Acquired revenues	(1,343)	—	***
Currency impact	(2,177)	—	***
Day-adjusted impacts	—	(5,994)	***
Same store circulation revenue	$263,066	$277,292	(5.1%)

PUBLISHING REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 4

	Three months ended
	March 31, 2018	March 26, 2017	% Change

Publishing revenue detail
Print advertising:
Local	$99,630	$119,255	(16.5%)
Classified	78,400	91,115	(14.0%)
National	47,483	60,108	(21.0%)
Total print advertising	225,513	270,478	(16.6%)
Digital advertising:
Digital media	64,386	59,419	8.4%
Digital classified	19,982	23,216	(13.9%)
Digital marketing services	17,109	11,972	42.9%
Total digital advertising	101,477	94,607	7.3%
Total advertising	326,990	365,085	(10.4%)

Circulation	266,586	283,286	(5.9%)

Other	45,084	46,553	(3.2%)

Total Publishing revenue	$638,660	$694,924	(8.1%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related GAAP measures and should be read together with financial information presented on a GAAP basis.

The company defines its non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EBITDA as net income before (1) income taxes, (2) interest expense, (3) equity income, (4) other non-operating items, (5) restructuring costs, (6) acquisition-related expenses (including certain integration expenses), (7) asset impairment charges, (8) other items (including certain business transformation costs, litigation expenses, multi-employer pension withdrawals, and gains or losses on certain investments), (9) depreciation, and (10) amortization. The most directly comparable GAAP financial measure is net income.

•
Adjusted net income is a non-GAAP financial performance measure that the company uses for calculating adjusted earnings per share ("EPS"). Adjusted net income is defined as net income before the adjustments we apply in calculating adjusted EPS, as described below. We believe presenting adjusted net income is useful to enable investors to understand how we calculate adjusted EPS, which provides a useful view of the overall operation of the company's business. The most directly comparable GAAP financial measure is net income.

•
Adjusted diluted EPS is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EPS as EPS before tax-effected (1) restructuring costs, (2) asset impairment charges, (3) acquisition-related expenses (including certain integration expenses), (4) non-operating (gains) losses, and (5) other items (including certain business transformation expenses, litigation expenses, multi-employer pension withdrawals and gains or losses on certain investments). The tax impact on these non-GAAP tax deductible adjustments is based on the estimated statutory tax rates for the United Kingdom of 19.0% and the United States of 25.5%. In addition, tax is adjusted for the impact of non-deductible acquisition costs, a tax benefit related to a worthless stock and debt deduction, tax expense associated with new tax rates in the U.S. Tax Cuts and Jobs Act, and revaluation of a deferred tax asset associated with a deferred intercompany transaction. The most directly comparable GAAP financial measure is diluted EPS.

•
Free cash flow is a non-GAAP liquidity measure that adjusts our reported GAAP results for items that we believe are critical to the ongoing success of our business. The company defines free cash flow as cash flow from operating activities as reported on the statement of cash flows less capital expenditures, which results in a figure representing free cash flow available for use in operations, additional investments, debt obligations, and returns to shareholders. The most directly comparable GAAP financial measure is net cash from operating activities.

The company uses non-GAAP financial measures for purposes of evaluating its performance and liquidity. Therefore, the company believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view our businesses through the eyes of our management and Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of our business. Many of our peer group companies present similar non-GAAP measures to better facilitate industry comparisons.

NON-GAAP FINANCIAL INFORMATION ADJUSTED EBITDA Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 5

	Three months ended March 31, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net loss (GAAP basis)				$(377)
Benefit for income taxes				(129)
Interest expense				4,478
Other non-operating items, net				(4,311)
Operating income (loss) (GAAP basis)	$39,165	$(2,926)	$(36,578)	$(339)
Depreciation and amortization	26,289	8,513	5,450	40,252
Restructuring costs	8,277	539	483	9,299
Asset impairment charges	3,756	—	—	3,756
Acquisition-related items	—	16	908	924
Other items	271	67	838	1,176
Adjusted EBITDA (non-GAAP basis)	$77,758	$6,209	$(28,899)	$55,068

	Three months ended March 26, 2017
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net loss (GAAP basis)				$(2,079)
Benefit for income taxes				(5,030)
Interest expense				4,255
Other non-operating items, net				3,887
Operating income (loss) (GAAP basis)	$43,519	$(4,772)	$(37,714)	$1,033
Depreciation and amortization	33,425	7,875	5,517	46,817
Restructuring costs	11,121	—	1,430	12,551
Asset impairment charges	3,778	—	—	3,778
Acquisition-related items	(333)	43	1,313	1,023
Other items	154	—	4,325	4,479
Adjusted EBITDA (non-GAAP basis)	$91,664	$3,146	$(25,129)	$69,681

NON-GAAP FINANCIAL INFORMATION ADJUSTED DILUTED EPS Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 6

	Three months ended
	March 31, 2018	March 26, 2017

Restructuring costs (including accelerated depreciation)	$14,460	$22,332
Asset impairment charges	3,756	3,778
Acquisition-related items	924	1,023
Non-operating losses	134	158
Other items	714	1,504
Pretax impact	19,988	28,795
Income tax impact of above items	(4,926)	(11,038)
Impact of items affecting comparability on net income	$15,062	$17,757

Net loss (GAAP basis)	$(377)	$(2,079)
Impact of items affecting comparability on net income (loss)	15,062	17,757
Adjusted net income (non-GAAP basis)	$14,685	$15,678

Loss per share - diluted (GAAP basis)	$(0.00)	$(0.02)
Impact of items affecting comparability on net income (loss)	0.13	0.16
Adjusted earnings per share - diluted (non-GAAP basis)	$0.13	$0.14

Diluted weighted average number of common shares outstanding (GAAP basis)	112,756	113,495
Diluted weighted average number of common shares outstanding (non-GAAP basis)	115,851	115,273

NON-GAAP FINANCIAL INFORMATION FREE CASH FLOW Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 7

Three months ended March 31, 2018

Net cash flow from operating activities (GAAP basis)	$65,153
Capital expenditures	(13,548)
Free cash flow (non-GAAP basis)	$51,605